EXECUTION VERSION CONFIDENTIAL 4815-6424-4717 v.4 EMPLOYMENT AGREEMENT Employment Agreement (the “Agreement”), dated as of August 21, 2021, by and between Hyzon Motors Inc. (the “Company”), with its principal offices at 475 Quaker Meeting House Road, Honeoye Falls, New York 14472, and JiaJia Wu (“Executive”). Recitals WHEREAS, the Company and Executive desire to set forth the terms upon which Executive will as Chief Accounting Officer of the Company; NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, the parties hereby agree as follows: Agreement 1. Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth. 2. At-Will Employment. Executive’s employment hereunder by the Company will commence on September 1, 2021 or such other date as agreed by the parties. Executive’s employment shall at all times be “at will” notwithstanding any provision in this Agreement. 3. Position and Duties. During the Employment Period, Executive will serve as Chief Accounting Officer (“CAO”) and will report to the Company’s Chief Financial Officer (“CFO”). Executive will have those powers and duties normally associated with the position of Chief Accounting Officer and such other powers and duties as may be prescribed by or at the direction of the CFO. Executive will devote substantially all of Executive’s working time, business attention and energies (other than absences due to illness or vacation) to the performance of Executive’s duties for the Company. Without the consent of the Company’s Board of Directors (the “Board”), during the Employment Period, Executive will not serve on the board of directors, trustees or any similar governing body of any for-profit entity. Notwithstanding the above, Executive will be permitted, to the extent such activities do not interfere with the performance by Executive of her duties and responsibilities hereunder or violate Section 10 of this Agreement, to (i) manage Executive’s (and her immediate family’s) personal, financial and legal affairs, and (ii) serve, with the prior approval of the Board, on civic or charitable boards or committees (it being expressly understood and agreed that Executive’s continuing to serve on the civic or charitable boards or committees on which Executive is serving, or with which Executive is otherwise associated, as of the Effective Date (each of which has been disclosed to the Company on a list provided to the Company by Executive coincident with the execution of this Agreement), will be deemed not to interfere with the performance by Executive of his duties and responsibilities under this Agreement). 4. Place of Performance. Except for work-from-home arrangements established by the Company in response to the COVID-19 pandemic or business travel as may be required from time to time, the place of employment of Executive will be at the Company’s offices in Chicago, Illinois (the “Chicago area office”). 5. Compensation and Related Matters. (a) Base Salary. During the Employment Period, the Company will pay Executive a base salary at the rate of $260,000 per year (“Base Salary”), to be paid in approximately

-2- equal installments in accordance with the Company’s customary payroll practices in effect from time to time. The level of Executive’s Base Salary will be subject to review as part of the Company’s ordinary course annual review process. (b) Annual Bonus. During the Employment Period and subject to approval by the Board or a committee thereof, Executive will be eligible to receive an annual cash bonus with a target of 10% of Base Salary (“Target Bonus”). The actual amount of any such annual bonus payment will be determined in the sole discretion of the Board (“Actual Bonus”). The Actual Bonus (if any) shall be paid between January 1 and March 15 of the calendar year immediately following the performance year. To receive any such annual bonus, Executive must be employed by the Company on the date such annual bonus is paid. The level of Executive’s Target Bonus will be subject to review by the Board or a committee thereof as part of the Company’s ordinary course annual review process. (c) Long-Term Incentive Award. Executive will be eligible for a grant of 70,880 restricted stock units under the Company’s 2021 Stock Incentive Plan (the “Plan”). Such grant is subject to the approval of the Company’s Board of Directors and the Plan’s terms and conditions. Commencing in 2022 and for the remainder of the Employment Period, Executive will be eligible to receive an annual long-term incentive opportunity under the Company’s 2021 Equity Incentive Plan or any successor plan as for similarly-situated executive employees (other than the Chief Executive Officer and Executive Chairman), in a form and in such amounts to be determined by the Board or a committee thereof in its sole and absolute discretion. Any such long-term incentive awards will be subject to Executive’s continuing employment with the Company or any of its subsidiaries (collectively, the Company and its subsidiaries are referred to as the “Company Group”), and any other terms and conditions as set forth in the applicable award agreement. (d) Benefits. During the Employment Period, Executive will be eligible to participate in employee health/welfare and retirement benefit plans and programs of the Company and its subsidiaries as are made available to the Company’s senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, and subject to the terms of the applicable plans or programs. (e) Expense Reimbursement. The Company will promptly reimburse Executive for all reasonable business expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the policies and procedures of the Company Group in effect from time to time. 6. Reasons for Termination of Employment. Notwithstanding Section 2, Executive’s employment hereunder may terminate at any time under the following circumstances: (a) Death. Executive’s employment hereunder will terminate upon Executive’s death. (b) Disability. If, as a result of Executive’s incapacity due to physical or mental impairment, Executive will have been substantially unable to perform her duties under this Agreement for a continuous period of 180 days or for 210 days within any one-year period, then the Company may terminate Executive’s employment as a result of “Disability.”

-3- (c) Cause. The Company may terminate Executive’s employment for Cause. For purposes of this Agreement, the Company will have “Cause” to terminate Executive’s employment upon Executive’s: (i) conviction of or plea of no contest to any felony or any crime involving fraud, embezzlement or moral turpitude; (ii) attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any of its affiliates; (iii) material violation of any contract or agreement between the Executive and the Company or any of its affiliates, or of any duty owed to the Company or any of its affiliates; (iv) material violation of any code of ethics, law applicable to the workplace, or material policies of the Company (including, without limitation, policies relating to sexual harassment or other prohibited discrimination) which violation, if capable of cure (as reasonably determined by the Company) remains uncured for 30 days after notice from the Company; (v) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (vi) refusal or willful omission, other than due to Disability, to perform any duties required of Executive, which (if such refusal or omission is capable of cure, as reasonably determined by the Company) continues after a period of 30 days following the Executive’s receipt of notice from the Company that it deems such conduct Cause for termination of employment; or (vii) gross misconduct or gross negligence. For purposes of this Section 6(c), no act, or failure to act, by Executive will be considered “willful” if taken or omitted in the reasonable and good faith belief that the act or omission was in, or not opposed to, the best interests of the Company. (d) Good Reason. Executive may terminate her employment for “Good Reason” within 90 days after Executive has, or should have had, actual knowledge of the occurrence, without the consent of Executive, of one of the following events that has not been cured within 30 days after written notice thereof has been given by Executive to the Company setting forth in reasonable detail the facts and circumstances of the event; provided that such notice must be given to the Company within 30 days of Executive becoming aware of such condition: (i) a material diminution by the Company in Executive’s Base Salary or Target Bonus; (ii) a material diminution in Executive’s authority, duties or responsibilities; (iii) a relocation of Executive’s location of employment by more than 50 miles; or

-4- (iv) the Company’s material breach of any provision of this Agreement. Executive’s continued employment during the 90-day period referred to above in this Section 6(d) will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, the Company placing Executive on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate Executive for Cause, will not constitute a “Good Reason” event; provided, that, if Executive is subsequently terminated for Cause, then Executive will repay any amounts paid by the Company to Executive during such paid leave period. (e) Without Cause. The Company may terminate Executive’s employment hereunder without Cause by providing Executive with a Notice of Termination (as defined in Section 7(a)). This means that, notwithstanding any other provision of this Agreement, Executive’s employment with the Company will be “at will.” (f) Without Good Reason. Executive may terminate Executive’s employment hereunder without Good Reason by providing the Company with a Notice of Termination. 7. Termination of Employment Procedure. (a) Notice of Termination. Any termination of Executive’s employment hereunder by the Company or, with at least 60 days’ advance written notice, by Executive (other than termination pursuant to Section 6(a)) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 13. For purposes of this Agreement, a “Notice of Termination” means a notice which will indicate the specific termination provision in this Agreement relied upon and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated if the termination is based on Section 6(b), (c) or (d). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause will not waive any right of Executive or the Company, respectively, under this Agreement or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder. (b) Date of Termination. “Date of Termination” means (i) if Executive’s employment is terminated by her death, the date of her death; (ii) if Executive’s employment is terminated pursuant to Section 6(b), the date set forth in the Notice of Termination; and (iii) if Executive’s employment is terminated for any other reason, the date set forth in the Notice of Termination; provided, however, that if such termination is due to a Notice of Termination by Executive, the Company will have the right to accelerate such notice and make the Date of Termination the date of the Notice of Termination or such other date prior to Executive’s intended Date of Termination as the Company deems appropriate, which acceleration will in no event be deemed a termination by the Company without Cause or constitute Good Reason. (c) Removal from Any Boards and Position. Upon the termination of Executive’s employment with the Company for any reason, Executive will automatically, and without any further action by Executive, be deemed to resign (i) from the board of directors of any subsidiary of the Company and/or any other board to which Executive has been appointed or nominated by or on behalf of the Company (including the Board), and (ii) from any position

-5- with the Company or any subsidiary of the Company, including, but not limited to, as an officer and director of the Company and any of its subsidiaries. 8. Compensation upon Termination of Employment. This Section 8 provides the payments and benefits to be paid or provided to Executive as a result of his termination of employment. Except as provided in this Section 8, Executive will not be entitled to any payments or benefits from the Company or its subsidiaries, as applicable, as a result of the termination of her employment, regardless of the reason for such termination. (a) Termination for Any Reason. Following the termination of Executive’s employment, regardless of the reason for such termination and including, without limitation, a termination of her employment by the Company for Cause or by Executive without Good Reason, the Company will: (i) pay Executive (or her estate in the event of her death) as soon as practicable following the Date of Termination (A) any earned but unpaid Base Salary and (B) any accrued and unused vacation pay through the Date of Termination if payable in accordance with law or Company policy then in effect; (ii) reimburse Executive as soon as practicable following the Date of Termination for any amounts due to Executive pursuant to Section 5(e) (unless such termination occurred as a result of misappropriation of funds); and (iii) provide Executive with any compensation and/or benefits as may be due or payable to Executive in accordance with the terms and provisions of any employee benefit plans or programs of the Company or its subsidiaries, as applicable. (b) Termination by Company without Cause or by Executive for Good Reason. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason (a “Qualifying Termination”), Executive will be entitled to the payments and benefits provided in Section 8(a) hereof and, in addition, subject to Section 8(d) and subject to Executive’s continued compliance with Section 10 as if Executive remained employed during the period Executive is eligible to receive any severance benefits, Executive will be entitled to receive the following severance benefits: (i) a lump sum amount equal to the Severance Amount, (ii) the Pro Rata Bonus, (iii) the Medical Benefits and (iv) the Equity Vesting Benefits. (i) The “Severance Amount” will be equal to: (A) if such Qualifying Termination is (1) within 3 months prior to a Change in Control of the Company or (2) within 12 months following a Change in Control of the Company (a “Qualifying CIC Termination”), eighteen (18) months’ Base Salary; or (B) if such Qualifying Termination is not a Qualifying CIC Termination, twelve (12) months’ Base Salary. (ii) The “Pro Rata Bonus” will be equal to: (A) if such Qualifying Termination is a Qualifying CIC Termination, a prorated annual bonus for the year of termination based on the period of time elapsed from the start of the applicable performance period through the Date of Termination, calculated based on the greater of actual and target performance or (B) if such Qualifying Termination is not a Qualifying CIC Termination, a

-6- prorated annual bonus for the year of termination based on the period of time elapsed from the start of the applicable performance period through the Date of Termination, calculated based on actual performance and payable at the end of the performance period. (iii) The “Medical Benefits” require the Company to provide Executive medical insurance coverage substantially identical to (including the applicable cost of coverage) that provided to other senior executives of the Company (which may be provided pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985) for: (A) if such Qualifying Termination is a Qualifying CIC Termination, eighteen (18) months following the Date of Termination, or (B) if such Qualifying Termination is not a Qualifying CIC Termination, twelve (12) months following the Date of Termination. If this Agreement to provide benefits continuation raises any compliance issues or impositions of penalties under the Patient Protection and Affordable Care Act of 2010 or other applicable law, then the parties agree to modify this Agreement so that it complies with the terms of such laws without impairing the economic benefit to Executive. (iv) The “Equity Vesting Benefits” mean (A) if such Qualifying Termination is a Qualifying CIC Termination, full vesting of all unvested equity-based awards, or (B) if such Qualifying Termination is not a Qualifying CIC Termination, twelve (12) months’ accelerated vesting of unvested equity based awards. (v) “Change in Control” will mean: (A) during any period of not more than 24 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director; (B) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of the ownership or acquisition of securities of the Company: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in below); (C) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (directly or indirectly) that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”),

-7- unless immediately following such Business Combination: (A) the stockholders of the Company immediately prior to such Business Combination own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such Business Combination (the “Surviving Entity”) or (2) more than 50% of the combined outstanding voting power of the parent of the Surviving Entity, in each case in substantially the same proportion as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent); is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity); and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in clauses (A), (B) and (C) of this paragraph (v) will be deemed to be a “Non-Qualifying Transaction”); (D) the consummation of a sale of all or substantially all of the consolidated assets of the Company and its subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or (E) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing or any other provision of this Agreement, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company as a result of the acquisition of outstanding voting securities of the Company by the Company which reduces the number of outstanding voting securities of the Company; provided that if after such acquisition by the Company described in the preceding clause (B) such person becomes the beneficial owner of additional voting securities of the Company that increases the percentage of outstanding voting securities of the Company beneficially owned by such person, a Change in Control will then occur. (c) Death or Disability. In the event Executive’s employment terminates as a result of Executive’s death or Disability, Executive would be entitled to (i) the payments and benefits provided in Section 8(a) hereof and, subject to Section 8(d), (ii) a prorated portion of Executive’s annual Target Bonus based on the period of time elapsed from the start of the applicable performance period through the Date of Termination, and (iii) vesting of all outstanding unvested equity-based awards on the Date of Termination (if applicable, any performance share unit performance requirements will vest based on actual performance at the end of the performance period), in each case, to be paid in a cash lump sum payment as soon as practicable following the Date of Termination. (d) Condition to Payment and Benefits. As a condition to the payments and benefits set forth in this Section 8 (other than the payments or benefits described in Section 8(a)), Executive must timely execute (and not revoke in any time provided by the Company to do so) a separation and general release agreement in favor of the Company and its

-8- affiliates (the “Release”) in a form acceptable to the Company in connection with severance pay modified to reflect the terms of this Agreement, which Release shall release the Company and each of its affiliates, and each of the foregoing entities’ respective shareholders, members, partners, officers, managers, directors, predecessors, successors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans) from any and all claims, including any and all causes of action arising out of Executive’s employment, engagement or affiliation with the Company and any of its affiliates or the termination of such employment, engagement or affiliation, but excluding all claims to severance payments Executive may have under this Section 8. Subject to Section 17 hereof, any lump sum payments provided pursuant to this Section 8 will be paid to Executive within 30 days after such Release becomes effective; provided, however, that if Executive’s Date of Termination occurs on or after November 1 of a given calendar year, such payment will, subject to Section 17 hereof, be paid in January of the immediately following calendar year. 9. Section 280G. In the event that any payments or benefits otherwise payable to Executive (1) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then such payments and benefits will be either (x) delivered in full, or (y) delivered as to such lesser extent that would result in no portion of such payments and benefits being subject to excise tax under Section 4999, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999 (and any equivalent state or local excise taxes), results in the receipt by Executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such payments and benefits may be taxable under Section 4999. Any reduction in payments and/or benefits required by this provision will occur in the following order: (1) reduction of cash payments; (2) reduction of the vesting acceleration of equity awards (if any); and (3) reduction of other benefits paid or provided to Executive. In the event that the acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant for equity awards. If two or more equity awards are granted on the same date, each award will be reduced on a pro rata basis. 10. Confidential Information; Ownership of Documents; Non-Competition; Non- Solicitation. (a) Confidential Information. Executive acknowledges that Executive’s employment by the Company or another member of the Company Group will, during Executive’s employment, bring Executive into close contact with confidential affairs of the Company Group, including information about costs, profits, markets, sales, products, key personnel, organizational plans, pricing policies, operational methods, technical processes, trade secrets, plans for future development, strategic plans of the most valuable nature and other business affairs and methods and other information not readily available to the public. All such information and all other information regarding the Company or its affiliates (regardless of whether obtained by, or made available to, Executive prior to the date of this Agreement or hereafter) is referred to herein as “Confidential Information.” Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. During the Employment Period and thereafter, Executive agrees to keep secret all confidential matters of the Company Group (including all Confidential Information) and shall not disclose such matters to anyone outside the Company Group, or to anyone inside the Company Group who does not have a need to know or use such information, and shall

-9- not use such information for personal benefit or the benefit of a third party except with the prior written consent of the Company; provided, that (i) Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of Executive’s breach of Executive’s obligations hereunder and (ii) Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process. For the avoidance of doubt, such confidential matters (and Confidential Information) include any oral or written information relating to any member of the Company Group or any of their respective officers, directors, employees, agents and joint venture partners. In addition, Executive agrees that the terms of this Agreement shall be deemed confidential and shall not be discussed or disclosed by Executive with any person other than Executive’s spouse (if applicable), attorney or accountant; provided, that such discussions or disclosures shall be conditioned upon the agreement of the person to whom the terms are disclosed to maintain the confidentiality of such terms, or as provided in clause (i) or (ii) above. This confidentiality covenant is not intended to, and shall be interpreted in a manner that does not, limit or restrict Executive from exercising any legally protected whistleblower rights under any applicable law and receiving compensation therefor if provided by applicable law or rule for information provided to a governmental entity. Executive is hereby notified that the immunity provisions in Section 1833 of title 18 of the United States Code provide that an individual cannot be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (1) in confidence to federal, state or local government officials, either directly or indirectly, or to an attorney, and is solely for the purpose of reporting or investigating a suspected violation of the law, (2) under seal in a complaint or other document filed in a lawsuit or other proceeding, or (3) to Executive’s attorney in connection with a lawsuit for retaliation for reporting a suspected violation of law (and the trade secret may be used in the court proceedings for such lawsuit) as long as any document containing the trade secret is filed under seal and the trade secret is not disclosed except pursuant to court order. Moreover, Executive acknowledges and agrees that Executive shall not at any time, directly or indirectly, take any action, or encourage others to take any action, to denigrate, ridicule, criticize or disparage the Company or any of its affiliates, or any of their respective current or former officers, directors, employees, joint venture partners, products, services or customers to any third party (whether through non-public communication with any person, social media or in any public communication to the media). In addition, Executive agrees that Executive will not improperly use, disclose or induce the Company or any other member of the Company Group to use any confidential or proprietary information or trade secrets of any former or concurrent employer or other person or entity, nor will Executive bring onto the premises of the Company or any other member of the Company Group any confidential or proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both the Company and such employer, person or entity. Nothing contained in this Section 10(a) shall preclude Executive from enforcing her rights under this Agreement or truthfully testifying in response to legal process or a governmental inquiry, or providing confidential performance reviews in the ordinary course of her services hereunder. (b) Non-Competition. While Executive is employed by, or providing services to, the Company or another member of the Company Group, and for the one-year period following the date on which Executive is no longer employed by, or providing services to, the Company

-10- or another member of the Company Group, Executive will not, directly or indirectly, without the prior written consent of the Company: (i) render any services to, or manage, operate, control, associate with or act in any capacity (whether as a principal, partner, director, officer, member, agent, employee, consultant, owner, independent contractor or otherwise and whether or not for compensation) for, any person or entity that is a Competitive Entity; or (ii) acquire, on a prospective basis, a 3% or greater equity, voting or profit participation interest in any Competitive Entity (except as provided in the following sentence), including, without limitation, as an owner, holder or beneficiary of any stock, stock options (whether or not exercisable) or other equity interest. Nothing herein shall prohibit Executive from acquiring solely as a passive investment and through market purchases (i) securities of any Competitive Entity that are registered under Section 12(b) or 12(g) of the Exchange Act and that are publicly traded, so long as Executive or any entity under Executive’s control are not part of any control group of such Competitive Entity and such securities, including converted or convertible securities, do not constitute more than 1% of the outstanding voting power of that entity and (ii) securities of any Competitive Entity that are not registered under Section 12(b) or 12(g) of the Exchange Act and are not publicly traded, so long as Executive or any entity under Executive’s control is not part of any control group of such Competitive Entity and such securities, including converted securities, do not constitute more than 3% of the outstanding voting power of that entity; provided, that in each case Executive has no active participation in the business of such entity except as otherwise provided in this Agreement. “Competitive Entity” means a business (whether conducted through an entity or by individuals including employees in self-employment) that is engaged in any business that competes, directly or indirectly through any parent, subsidiary, affiliate, joint venture, partnership or otherwise, with (x) any of the business activities carried on by the Company or another member of the Company Group in any geographic location (including in any U.S. state or country outside the United States) where the Company or another member of the Company Group conducts business (including, without limitation, a Competitive Activity, as defined below), (y) any business activities being planned by the Company or any other member of the Company Group in the process of development at the time of Executive’s termination of employment (as evidenced by written proposals, market research, RFPs and similar materials) or (z) any business activity that the Company or another member of the Company Group has covenanted, in writing, not to compete with in connection with the disposition of such a business. “Competitive Activity” means business activities within the lines of business of the Company or any other member of the Company Group, including, without limitation, the design, development and manufacturing of hydrogen-powered commercial vehicles and fuel cell systems, the development and provision of hydrogen mobility solutions, including hydrogen supply and fuel cell lifecycle management and vehicle leasing, the development of hydrogen fuel cell technology and other renewable energy sources, the manufacturing and sale of hydrogen-powered commercial vehicles, and commercial vehicles powered by other forms of renewable energy, including, but not limited to, electric vehicles. (c) Non-Solicitation. While Executive is employed by, or providing services to, the Company or another member of the Company Group, and for the one-year period following the date on which Executive is no longer employed by, or providing services to, the Company

-11- or another member of the Company Group, Executive will not, directly or indirectly, without the prior written consent of the Company, in any manner, directly or indirectly, (i) solicit or employ, and shall not cause any entity of which Executive is an affiliate to employ, any person who was an employee of the Company or another member of the Company Group at the date of such termination of employment or within 12 months prior thereto, (ii) solicit any Client to transact business with a Competitive Entity or (other than with any member of the Company Group) with respect to Competitive Activity or to reduce or refrain from doing any business with the Company or another member of the Company Group, (iii) transact business with any Client that would cause Executive to be a Competitive Entity or to be engaging in (other than on behalf of any member of the Company Group) Competitive Activity, or (iv) interfere with or damage any relationship between the Company Group and a Client. For purposes of this Agreement, a “Client” means any client or customer or prospective client or customer of any member of the Company Group to whom Executive provided services, or for whom Executive transacted business, or whose identity became known to Executive in connection with her relationship with or employment by the Company or another member of the Company Group, or about whom Executive obtained Confidential Information, and “Solicit” means any direct or indirect communication of any kind, regardless of who initiates it, that in any way invites, advises, encourages or requests any person to take or refrain from taking any action. (d) Work Product. Executive acknowledges that during Executive’s employment, Executive may conceive of, discover, invent or create inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as “Work Product”), and that various business opportunities shall be presented to Executive by reason of Executive’s employment by the Company or another member of the Company Group. Executive acknowledges that all of the foregoing, including all intellectual property and proprietary rights therein and thereto, are “works made for hire” as that term is defined in the United States Copyright Act and shall be owned by and belong exclusively to the Company and that Executive shall have no personal interest therein; provided that they are either related in any manner to the business (commercial or experimental) of the Company Group, or are, in the case of Work Product, conceived or made on the Company Group’s time or with the use of the facilities or materials of the Company Group, or, in the case of business opportunities, are presented to Executive for the possible interest or participation of the Company or another member of the Company Group. Executive (i) shall promptly disclose any such Work Product and business opportunities to the Company; (ii) hereby assigns to the Company or its subsidiaries or affiliates, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (iii) shall sign all papers necessary to carry out the foregoing; (iv) shall give testimony in support of Executive’s inventorship or creation in any appropriate case; and (v) otherwise assist the Company, another member of the Company Group or any designee of the foregoing, at the Company Group’s expense and request, in all matters related to securing, protecting and enforcing the Company Group’s rights in the Work Product and any copyright, patent or other intellectual property rights therein and thereto in any and all countries. Executive agrees that Executive will not assert any rights to any Work Product or business opportunity as having been made or acquired by Executive prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed in Schedule 1, attached hereto (a “Prior Invention”). If no Prior Inventions are listed on Schedule 1, Executive represents that there are no Prior Inventions. Executive agrees not to incorporate, or permit to be incorporated, any Prior Invention into a Company Group product, process or service without

-12- the Company’s prior written consent. To the extent Executive has disclosed any Prior Inventions on Schedule 1 hereto, Executive grants the Company a non-exclusive, royalty- free, fully paid-up, irrevocable, perpetual, transferable, sublicensable, worldwide license to reproduce, make derivative works of, distribute, perform, display, import, make, have made, modify, use, sell offer to sell, and exploit in any other way such Prior Invention to the extent incorporated into any Company Group product, process or service. If and to the extent that, prior to the date of this Agreement, Executive has conceived, discovered, invented or created any item, including any intellectual property rights with respect thereto, that would have been Work Product if conceived, discovered, invented or created following the date of this Agreement, then any item will be deemed Work Product under this Agreement, and this Agreement will apply to such item as if conceived, discovered, invented or created under this Agreement. Furthermore, all modifications to and derivative works of such Prior Inventions are Work Product under this Agreement. (e) Covenants to Others. Executive has indicated, and expressly represents, to the Company that there are no agreements or obligations that would impact Executive’s ability to be employed by the Company or any other member of the Company Group in this position, or in any way would prevent Executive from performing the functions of this position. Executive hereby agrees that Executive will not use any trade secrets, confidential information or proprietary information obtained from third parties, including any former employer or any other entity or person. Further, Executive will not use any unpublished documents or any other property belonging to any former employer or any other party to whom Executive has an obligation of confidentiality. To the extent the Company discovers that any of such materials or information has been brought with Executive or is being used by Executive in connection with performing Executive’s job duties, this will be grounds for disciplinary action. (f) Validity. The terms and provisions of this Section 10 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement will thereby be affected. The parties acknowledge that the potential restrictions on Executive’s future employment imposed by this Section 10 are reasonable in both duration and geographic scope and in all other respects and necessary to protect the Company Group’s goodwill, Confidential Information, and other business interests. If for any reason any court of competent jurisdiction will find any provisions of this Section 10 unreasonable in duration or geographic scope or otherwise, Executive and the Company agree that the restrictions and prohibitions contained herein will be effective to the fullest extent allowed under applicable law in such jurisdiction and such court will reform such restrictions and prohibitions as necessary such that they will be enforceable to the fullest extent permitted by applicable law. (g) Injunctive Relief. In the event of a breach or threatened breach of this Section 10, Executive agrees that the Company would suffer irreparable harm, and will be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient. (h) Cease Payments. In the event of a breach or threatened breach of this Section 10 by Executive, the Company’s obligation to make or provide payments or benefits under Section 8 will cease. Such remedies and the remedies described in Section 10(g) above shall be in addition to all other rights and remedies available to the Company and its affiliates, at law and equity.

-13- (i) Continuing Operation. The termination of Executive’s employment or of this Agreement will have no effect on the continuing operation of this Section 10, as this Section 10 shall survive the termination of Executive’s employment, regardless of the reason for such termination. (j) Return of Materials. Upon the Date of Termination, and at any other time upon request of the Company, Executive shall (i) promptly surrender and deliver to the Company all documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information and any other Company Group property (including any Company Group-issued computer, mobile device or other equipment) in Executive’s possession, custody or control and Executive shall not retain any such documents or other materials or property of the Company Group and (ii) deliver to the Company any personal device (as well as a list of passwords or codes needed to operate or access any personal device) that Executive synced with or used to access any Company system solely for the purpose of removal of any Company Group property. Within five (5) days of any such request, Employee shall certify to the Company in writing that all such documents, materials and property have been returned to the Company. 11. Indemnification. (a) The Company agrees that if Executive is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Executive is or was a trustee, director or officer of the Company or is or was serving at the request of the Company or any subsidiary or either thereof as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Executive will be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (including the advancement of applicable, reasonable legal fees and expenses), as the same exists or may hereafter be amended, against all expenses incurred or suffered by Executive in connection therewith, and such indemnification will continue as to Executive even if Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by the Company and will inure to the benefit of her heirs, executors and administrators. (b) Executive will be entitled to coverage under the Company’s directors’ and officers’ liability insurance policy on the same terms as are made available to similarly situated executives of the Company. 12. Successors; Binding Agreement. (a) Company’s Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred except that the Company may assign this Agreement to any parent or subsidiary of the Company and cause such entity to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. (b) Executive’s Successors. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than her rights to payments

-14- or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. If Executive dies following her Date of Termination while any amounts would still be payable to Executive hereunder if Executive had continued to live, all such amounts unless otherwise provided herein will be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to her legal representatives or estate. 13. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given when personally delivered, sent by email or other electronic transmission (including portable document format (.pdf) and with confirmation of transmission) or sent by reputable overnight courier service (charges prepaid) as follows: If to Executive: Address on file with the Company If to the Company: Hyzon Motors Inc. 475 Quaker Meeting House Road Honeoye Falls, NY 14472 Telephone 585-484-9337 Attention: Chief Executive Officer 14. Dispute Resolution; Arbitration. (a) The parties will use good faith efforts to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof, first in accordance with the Company’s internal review procedures, except that this requirement will not apply to any claim or dispute under or relating to Section 10 of this Agreement. (b) If, despite their good faith efforts, the parties are unable to resolve such controversy or claim through the Company’s internal review procedures, then such controversy or claim will be resolved by arbitration in Manhattan, New York, in accordance with the rules then applicable of the American Arbitration Association (the “AAA”) (provided that the Company will pay the filing fee and all AAA hearing fees, arbitrator expenses, and administrative and other fees of the AAA associated with any such arbitration), and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. For the avoidance of doubt, the Company’s agreement to pay AAA fees and arbitrator expenses as set forth in the foregoing sentence does not mean that the Company shall pay Executive’s legal fees or any expert or other fees or expenses incurred by Executive in conjunction with any arbitration proceeding, as Executive and the Company shall be solely responsible for the payment of their own legal fees and other expenses other than the expenses of the AAA that the Company has agreed to pay pursuant to the foregoing sentence. Any arbitration conducted under this Section 14 shall be private, and shall be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of the AAA. All disputes shall be arbitrated on an individual basis, and each party hereto hereby foregoes and waives any right to arbitrate any dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other

-15- persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. The decision of the Arbitrator shall be reasoned, rendered in writing, be final and binding upon the disputing parties and the parties agree that judgment upon the award may be entered by any court of competent jurisdiction. This Section 14 is subject to the Federal Arbitration Act. (c) Notwithstanding the other terms of this Section 14, either party may make a timely application for, and obtain, judicial emergency or temporary injunctive relief to enforce any of the provisions of Section 14; provided, however, that the remainder of any such Dispute (beyond the application for emergency or temporary injunctive relief) shall be subject to arbitration under this Section14. (d) By entering into this Agreement and entering into the arbitration provisions of this Section14, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL. (e) Nothing in this Section 14 shall prohibit a party to this Agreement from (i) instituting litigation to enforce any arbitration award, or (ii) joining the other party to this Agreement in a litigation initiated by a person or entity that is not a party to this Agreement. Further, nothing in this Section 14 precludes Executive from filing a charge or complaint with a federal, state or other governmental administrative agency. (f) Further, notwithstanding anything in this Section 14, to the extent that any dispute, controversy or claim between Executive and the Company arises out of or relates to any equity-based incentive awards referenced in Section 8 above, such dispute, controversy or claim shall be governed by the dispute resolution provisions set forth in the applicable equity-based incentive award documentation. 15. Miscellaneous. (a) Amendments. No provision of this Agreement may be amended, modified or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. The invalidity or unenforceability of any of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. (b) Full Settlement. Except as set forth in Section 10(h) of this Agreement, the Company’s obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder will not (absent fraud or willful misconduct or a termination for Cause) be affected by any set-offs, counterclaims, recoupment, defense or other claim, right or action that the Company may have against Executive or others. After termination of the Employment Period, in no event will Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and such amounts will not be reduced whether or not Executive obtains other employment. (c) Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of New York without regard to its conflict of law principles.

-16- (d) Waiver of Jury Trial. To the extent permitted by law, Executive and the Company waive any and all rights to a jury trial with respect to any controversy or claim between Executive and the Company arising out of or relating to or concerning this Agreement. With respect to any claim or dispute related to or arising under this Agreement, the parties hereby consent to the arbitration provisions of Section 14 and recognize and agree that should any resort to a court be necessary and permitted under this Agreement, then they consent to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in the Borough of Manhattan in the State of New York. 16. Entire Agreement/Effectiveness; Satisfaction of Obligations. This Agreement will automatically become null and void in the event the Business Combination Agreement is terminated in accordance with its terms prior to the closing of the Merger. Upon the Effective Date, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, term sheets, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter; provided, however, this Agreement is in addition to and complements (and does not replace or supersede) any other obligation that Executive has to the Company and any of its affiliates with respect to confidentiality, non-disclosure and return of information. Any other prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, the Existing Employment Agreement, is terminated and cancelled as of the Effective Date, except with respect to any equity agreements or any compensatory plan or program in which Executive is a participant on the Effective Date. Executive expressly acknowledges and agrees that: (i) as of the Effective Date, Executive shall have no further rights under the Existing Employment Agreement (other than any right to payment of base salary for services provided in that portion of the pay period in which the Effective Date occurs that is prior to the Effective Date); and (ii) as of the date Executive signs this Agreement, Executive has been provided all sums, payments, benefits, rights and other entitlements that Executive has been entitled to receive from the Company and each of its affiliates. 17. Section 409A Compliance. (a) This Agreement is intended to be exempt from or to comply with the requirements of Section 409A of the Code (together with the applicable regulations thereunder, “Section 409A”). To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A or to the extent any provision in this Agreement must be modified to comply with Section 409A (including, without limitation, Internal Revenue Service Treasury Regulation 1.409A-3(c)), such provision will be read, or will be modified by the Company in its sole discretion, as the case may be, in such a manner so that all payments due under this Agreement will be exempt from or comply with Section 409A. For purposes of Section 409A, each payment made under this Agreement will be treated as a separate and distinct payment. In no event may Executive, directly or indirectly, designate the calendar year of payment for any amount payable hereunder. (b) All reimbursements provided under this Agreement will be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will

-17- be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit. (c) Executive further acknowledges that any tax liability incurred by Executive under Section 409A of the Code is solely the responsibility of Executive. (d) Notwithstanding any provision of this Agreement to the contrary, if necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees” (as defined in Section 409A) any payment on account of Executive’s separation from service that would otherwise be due hereunder within six months after such separation will nonetheless be delayed until the first business day of the seventh month following Executive’s date of termination and the first such payment will include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction. Notwithstanding anything contained herein to the contrary, Executive will not be considered to have terminated employment with the Company for purposes of Section 8 hereof unless Executive would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. 18. Representations. Executive represents and warrants to the Company that Executive is under no contractual or other binding legal restriction which would prohibit Executive from entering into and performing under this Agreement or that would limit the performance of Executive’s duties under this Agreement. 19. Withholding Taxes. The Company may withhold from any amounts or benefits payable under this Agreement income taxes and payroll taxes and any other amounts that are required to be withheld pursuant to any applicable law, order or regulation. 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. Photographic, faxed or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose. [signature page follows]

-18- 4815-6424-4717 v.4 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written. HYZON MOTORS INC. EXECUTIVE By: Craig Knight Chief Executive Officer JiaJia Wu

-19- SCHEDULE 1 LIST OF PRIOR INVENTIONS If Executive has Prior Inventions, please list them in the space below. If Executive does not have any Prior Inventions or would like to include additional Prior Inventions on separate pages, check the appropriate box at the bottom of the page. Check the following as applicable: ____ All of my Prior Inventions are listed above ____ I have no Prior Inventions (it will be presumed that there are none if this sheet is left blank) ____ I have attached additional sheets describing my Prior Inventions Signature of Executive: Print Name of Executive: Date: Jiajia Wu 8/24/2021

January 30, 2023 Dear JiaJia, I am pleased to present this Letter Agreement containing the offer we discussed for you to assume the title and responsibilities of Chief Accounting Officer and Interim Chief Financial Officer (the “Interim Role”) of Hyzon Motors Inc (the “Company”), effective February 17, 2023 (the “Interim Role Effective Date”), subject to the consent and ratification by the Board of Directors (the “Board”). Capitalized terms in this Letter Agreement shall have their given meanings or the meanings in your Employment Agreement dated August 21, 2021 (“Employment Agreement”) which is hereby incorporated by reference. The purpose of this Letter Agreement is to: (i) confirm your acceptance of this Interim Role, and (ii) memorialize our understanding and agreement that if the Board appoints another person as the permanent or successor Chief Financial Officer, then your position, duties, and job title will revert to those of “Chief Accounting Officer” as described in Section 3 of the Employment Agreement, and you shall no longer serve as the Company’s Interim Chief Financial Officer. You further acknowledge and agree that any changes to your title, duties, compensation, or responsibilities as a result of the Company’s appointment of another person as successor Chief Financial Officer shall not constitute “Good Reason” under the Employment Agreement between you and the Company. Except as otherwise provided in this Letter Agreement, the Employment Agreement will remain in full force and effect. The third purpose of this Letter Agreement is to recognize that over the next few weeks and months, your leadership in managing through the challenges of the year end close processing and SEC compliance will be critical to the Company’s success. In anticipation of your effort and sacrifice, your compensation will be adjusted as follows: Present Role: Chief Accounting Officer Base Salary In your role as Chief Accounting Officer, your Base Salary as contained in Section 5(a) of your Employment Agreement shall be increased to $360,000 per annum, effective January 1, 2023. Target Bonus You will be eligible for an annual Target Bonus of 40% under Section 5(b) of the Employment Agreement. Interim Chief Financial Officer Role Interim Role Base Salary Commencing on the Interim Role Effective Date until the date you cease serving in this Interim Role, your interim Base Salary shall be $415,000 per annum. This interim Base Salary shall be your sole and exclusive Base Salary, paid in lieu of your Base Salary as Chief Accounting Officer. Upon the termination of your Interim Role, your Base Salary will revert to the Base Salary as Chief Accounting Officer. DocuSign Envelope ID: A7AA3D34-EE17-492A-911C-C52F48A163C1

Interim Role Target Bonus Commencing on the Interim Role Effective Date until the date you cease serving in such Interim Role, you will be eligible for an annual Target Bonus of 80% under Section 5(b) of the Employment Agreement. Upon the termination of your Interim Role, your Target Bonus will revert to that as Chief Accounting Officer. Special Incentive Bonus In addition to the foregoing, and subject to the terms below, the Company is pleased to provide you with a special, one-time bonus totalling $90,000, less required income and employment tax withholdings (the “Special Incentive Bonus”). The Special Incentive Bonus will be paid with the next immediate scheduled company payroll following the date that you sign this Letter Agreement. Terms of Special Incentive Bonus Should you leave Hyzon’s voluntarily prior to the earlier of (i) the company completing and filing all past due and current SEC filings caught up through December 31, 2022, and (ii) May 15, 2023, then you agree to repay the Special Incentive Bonus in full within 14 business days of the date your employment terminates. Except as provided herein, the terms of your Employment Agreement remain in full force and effect. No provision of this Letter Agreement may be modified, altered, or amended, except by collective agreement between Hyzon and you in writing approved by the CEO. Sincerely, Parker Meeks President and Interim Chief Executive Officer Kindly acknowledge your acceptance and agreement of the foregoing provisions. Employee Signature: _______________________________ Date: ________ DocuSign Envelope ID: A7AA3D34-EE17-492A-911C-C52F48A163C1 3/16/2023